Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-85912) and Form S-8 (File Nos. 333-91229, 333-125237, 333-190295 and 333-197754) of CIRCOR International, Inc. of our report dated February 23, 2016, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 23, 2016